INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors
Signal Apparel Company, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-65851, the Registration Statement on Form S-3 No. 333-76671, and the Registration Statement on Form S-8 No. 333-83281 of Signal Apparel Company, Inc., of our report dated March 22, 2000 with respect to the consolidated financial statements and schedules of Signal Apparel Company, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.



/s/  GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York


March 22, 2000